BNP Residential Properties, Inc.                                   Exhibit 99.1
301 S. College Street, Suite 3850
Charlotte, North Carolina 28202-6024

Contact: Philip S. Payne
         Chairman
         Tel:     (704) 944-0100
         Fax:     (704) 944-2039

PRESS RELEASE
FOR IMMEDIATE RELEASE


                      BNP Residential Properties Announces
                      Tax Characteristics of 2006 Dividends

Charlotte, North Carolina
January 9, 2007

BNP Residential Properties, Inc. (AMEX: BNP) announced today the tax characteristics of its 2006 dividends. We are releasing this information to aid those required to distribute Form 1099s on our dividends. This release is based on an estimate of "earnings and profits" as defined by the Internal Revenue Service. No material change in these classifications is expected.


   -------------------------------------------------------------------------
                                    Cash          Taxable
       Record        Payable    Distribution     Ordinary       Return of
        Date          Date        Per Share      Dividend        Capital
   -------------------------------------------------------------------------

       02/01/2006    02/15/2006     $0.26         $0.035         $0.225
       05/01/2006    05/15/2006     $0.26         $0.035         $0.225
       08/01/2006    08/15/2006     $0.26         $0.035         $0.225
       11/01/2006    11/15/2006     $0.26         $0.035         $0.225

   Totals                           $1.04          $0.14          $0.90


More information on BNP Residential Properties may be obtained on the Internet through the company website at www.bnp-residential.com. Information requests may be e-mailed to the investor relations department at investor.relations@bnp-residential.com.


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